UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 7, 2020
Date of Report (date of earliest event reported)
_________________

TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TransEnterix, Inc. (the “Company”) has hired Shameze Rampertab to the role of Executive Vice President and Chief Financial Officer, with an expected start date of August 24, 2020. Mr. Rampertab, CPA, CA, 53, previously served as Interim Chief Executive Officer (December 2019 to June 2020), Chief Financial Officer (March 2016 to August 2020), and Corporate Secretary and a director (April 2016 to August 2020) of Zomedica Pharmaceuticals Corp., a development stage veterinary diagnostic and pharmaceutical company. Prior to his employment with Zomedica Pharmaceuticals Corp., Mr. Rampertab acted as an independent consultant for a number of companies in respect of which he provided general financial advisory and accounting services, from November 2015 to March 2016. He has served as the chief financial officer of multiple publicly-traded health care companies including Profound Medical Corp. from October 2014 to November 2015 and Intellipharmaceutics International Inc. from October 2010 to October 2014. Mr. Rampertab is a chartered professional accountant and chartered accountant with twenty years of experience in capital markets, strategic planning and analysis. He holds an MBA from McMaster University and a Bachelor's degree in molecular genetics and molecular biology from the University of Toronto.

Mr. Rampertab has not engaged in a related party transaction that is required to be reported under Item 5.02(c) of Form 8-K or Item 404(d) of Regulation S-K of the Securities Exchange Act of 1934, nor does he have a family relationship with an existing officer or director of the Company.

The Company and Mr. Rampertab are currently negotiating an employment agreement, and the terms of the agreement have not been finalized. The Company will file an amendment to this Current Report on Form 8-K under Item 5.02 summarizing the material terms and conditions of Mr. Rampertab’s employment agreement within four business days after the agreement is executed by the parties thereto.

On August 7, 2020, the Company notified Brett Farabaugh that his last day of employment as Interim Chief Financial Officer of the Company will be August 21, 2020. His departure is not due to any disagreement related to the Company’s operations, financial statements, internal controls, auditors, policies or practices.

Item 8.01 Other Events.

The Company issued a press release on August 13, 2020, announcing the hiring of Mr. Rampertab as the Company’s Executive Vice President and Chief Financial Officer. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 13, 2020.

104	Cover Page Interactive Data File (formatted in inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: August 13, 2020	/s/ Anthony Fernando
Anthony Fernando
President and Chief Executive Officer

2